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                                                                     Exhibit 21

                  List of Subsidiaries of CN Biosciences, Inc.
                  --------------------------------------------



Subsidiary                                                    Jurisdiction of Incorporation or Organization
----------                                                    ---------------------------------------------
Calbiochem-Novabiochem Corporation                            California
                 Calbiochem-Novabiochem PTY Limited           Australia
                 Calbiochem-Novabiochem Japan Limited         Japan



Novagen Holdings, Inc.                                        Arkansas
                 Novagen, Inc.                                Arkansas



Calbiochem-Novabiochem GmbH                                   Germany



Calbiochem-Novabiochem (UK) Limited                           United Kingdom
               Calbiochem Limited                             United Kingdom



Calbiochem-Novabiochem AG                                     Switzerland
               Clinalfa AG                                    Switzerland